Exhibit 23.3

Independent Auditors’ Consent

The Board of Directors
Martin Midstream GP LLC:

We consent to the use of our report dated December 19, 2003, with respect to the balance sheet of Martin Midstream GP LLC as of December 31, 2002, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Shreveport, Louisiana
January 22, 2004